Exhibit 99.1

Tabula Rasa HealthCare Reports Second Quarter 2022 Results

●	Revenue from continuing operations of $72.6 million increased 13% vs. a year ago, driven by CareVention HealthCare revenue growth of 17%.
●	GAAP net loss from continuing operations of $12.7 million vs. $14.1 million a year ago and $20.4 million in Q1 2022.
●	Adjusted EBITDA from continuing operations of $2.1 million vs. $3.3 million a year ago and $1.1 million in Q1 2022.
●	Cash of $26.5 million as of June 30, 2022, up $12.1 million on a sequential basis vs. Q1 2022.

MOORESTOWN, N.J., August 4, 2022 /PR Newswire/ -- Tabula Rasa HealthCare, Inc. (Nasdaq:TRHC), a leading healthcare technology company advancing the safe use of medications, today reported financial results for the second quarter ended June 30, 2022.

“Our solid second quarter results were driven by improved PACE enrollment in the quarter. With the sale of PrescribeWellness complete, we have significantly strengthened our balance sheet and taken one of several major steps forward in refocusing the company to better capitalize on the growth opportunities ahead of us,” said Calvin H. Knowlton, PhD, TRHC’s Chief Executive Officer, Chairman and Founder.

Key Financial Results
(in millions except percentages)

	Three Months Ended June 30,		Year over Year	Q2 2022
	2022	2021	Change	Guidance
Revenue from continuing operations	$72.6	$64.3	13%	$66 - 69
Net loss from continuing operations	$(12.7)	$(14.1)	10%
Adjusted EBITDA from continuing operations	$2.1	$3.3	(37)%

Second Quarter 2022 Financial Results

All comparisons, unless otherwise noted, are to the three months ended June 30, 2021, and reflect continuing operations

●	Revenue – Revenue of $72.6 million increased 13% compared to $64.3 million in 2021. Product (medication) revenue of $55.9 million increased 19%, while service revenue of $16.7 million decreased 4% from the year ago period. Excluding $2.3 million of revenue related to the CMS Enhanced Medication Therapy Management (“EMTM”) pilot program included in the second quarter of 2021, service revenue increased 10%, led by growth in our pharmacy benefit management (“PBM”), third-party administration (“TPA”), and risk adjustment business lines.

●	GAAP net loss –GAAP net loss from continuing operations of $12.7 million compared to a loss of $14.1 million a year ago with the improvement driven by an aggregate 12% reduction in research and development, sales and marketing, and general and administrative expenses. Gross margin, excluding depreciation and amortization, of $16.0 million (22.0% of revenue) declined as compared to $16.7 million (25.9% of revenue) a year ago. The decline in gross margin was largely driven by two factors within pharmacy services: 1) product revenue mix and 2) increased fuel charges and shipping fees.

GAAP net loss from discontinued operations of $36.9 million compares to a loss of $7.0 million a year ago, primarily due to $35.6 million of impairment charges on the goodwill and net assets held for sale related to the PrescribeWellness, SinfoníaRx, and DoseMe businesses.

●	Adjusted EBITDA – Adjusted EBITDA from continuing operations of $2.1 million (2.8% margin) declined as compared to $3.3 million (5.1% margin) a year ago, primarily due to the lower gross margins cited above.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Events

On August 1, we completed the sale of the PrescribeWellness business to Transaction Data Systems for a purchase price of up to $140 million in cash, of which approximately $125 million was paid at closing, subject to certain customary post-closing adjustments, and up to an additional $15 million to be paid contingent upon the PrescribeWellness business’s achievement of certain performance-based metrics during the fiscal years ending December 31, 2023 and 2024.

The proceeds from the sale were utilized to repay all amounts outstanding, a total of $57.4 million, under our line-of-credit. We remain in active discussions to divest our SinfoníaRx and DoseMe businesses before the end of calendar 2022. Management expects the completion of these divestitures and renewed focus on our core operations to enable a significantly improved margin profile.

Operational Metrics

To provide greater transparency into our financial results, we are providing the following operational metrics.

●	Total PACE enrollment increased by 8% as of June 30, 2022, to 50,763, as compared to the same period a year ago, driven by growth in our PBM, risk adjustment, and pharmacy services.

●	Average PACE per member per month revenue increased 8% as of June 30, 2022, as compared to the same period a year ago.

●	PACE enrollment for our pharmacy services as of June 30, 2022, increased 12% as compared to the same period a year ago and increased 5% on a sequential basis as compared to the first quarter of 2022. This growth was driven by organic growth at existing PACE centers and the onboarding of a new, large PACE program in California.

●	PACE backlog as of June 30, 2022, stands at 65 implementations (by product and/or service), valued at $59 million in annual revenue at maturity, which the Company defines as enrollment of 250 participants. By comparison, these figures were 60 implementations and $60 million as of March 31, 2022.

●	PACE implementations during the second quarter and first half of 2022 totaled 9 and 22, respectively, as compared with 12 and 15, respectively, in the same period a year ago.

Business Outlook

This outlook updates the previously issued financial guidance that was provided on May 5, 2022. With the completed sale of PrescribeWellness on August 1, 2022, and anticipated divestitures of SinfoníaRx and DoseMe, we are realigning our operations to support our go-forward business.

			Year over year growth
	Low	High	Low	High

Three Months Ended September 30, 2022	(in millions except percentages)
CareVention HealthCare revenue	$72.0	$74.0	11%	14%
Other revenue from continuing operations	$0.5	$1.0	NM	NM
Total revenue from continuing operations	$72.5	$75.0	7%	10%

			Year over year growth
	Low	High	Low	High

Year Ended December 31, 2022	(in millions except percentages)
CareVention HealthCare revenue	$283.0	$288.0	14%	16%
Other revenue from continuing operations	$3.0	$4.0	NM	NM
Total revenue from continuing operations	$286.0	$292.0	10%	12%

NM = not meaningful

With respect to the above guidance, we note that for the balance of 2022, the Company is forecasting monthly net enrollment sequential growth within its CareVention pharmacy services of 0.9%, which represents an improvement from our prior target of 0.7% and is consistent with the rate of growth we observed during the second quarter of 2022.

Quarterly Conference Call

The second quarter 2022 earnings conference call and webcast will be held tomorrow, Friday, August 5, 2022, at 8:30 a.m. ET. Those interested in participating via webcast in listen-only mode can access the event here . For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast at the Investor Relations section of TRHC’s website (ir.tabularasahealthcare.com).

About Tabula Rasa HealthCare

Tabula Rasa HealthCare provides medication safety solutions that empower healthcare professionals and consumers to optimize medication regimens, combatting medication overload and reducing adverse drug events – the fourth leading cause of death in the U.S. TRHC’s proprietary technology solutions, including MedWise®, improve patient outcomes, reduce hospitalizations, and lower healthcare costs. TRHC’s extensive clinical tele-pharmacy network improves care for patients nationwide. Its solutions are trusted by health plans and pharmacies to help drive value-based care. For more information, visit TRHC.com.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with GAAP, TRHC is also reporting Adjusted EBITDA, which is considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDA consists of net loss plus certain other expenses, which includes interest expense, provision for income tax, depreciation and amortization, impairment charges, settlement costs, business optimization expenses, severance costs, executive transition costs, divestiture-related expense, acquisition-related expense, and stock-based compensation expense. TRHC considers settlement costs to include amounts payable by TRHC or reductions to amounts owed to TRHC as a result of a contractual settlement. TRHC considers business optimization expenses to include contract termination payments, severance, retention payments, and other employee and non-recurring vendor costs incurred related to our business optimization initiatives during 2022. TRHC considers executive transition costs to include nonrecurring costs related to hiring and onboarding of newly named executive officers. TRHC considers severance costs to include severance payments related to the realignment of our resources. TRHC considers divestiture-related expense to include nonrecurring direct transaction costs. TRHC considers acquisition-related expense to include nonrecurring direct transaction and integration costs. TRHC believes the exclusion of these items assists in providing a more complete understanding of the company’s underlying operations results and trends and allows for comparability with TRHC’s peer company index and industry and to be more consistent with TRHC’s expected capital structure on a going forward basis.

TRHC presents this non-GAAP financial measure in this release because it considers it to be an important supplemental measure of performance. TRHC uses this non-GAAP financial measure for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. TRHC believes that this non-GAAP financial measure provides additional insight for analysts and investors in evaluating the company’s financial and operational performance. TRHC also intends to provide this non-GAAP financial measure as part of the Company's future earnings discussions and, therefore, its inclusion should provide consistency in the Company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that we believe to be reasonable as of today’s date. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include TRHC’s expectations regarding healthcare regulations, industry trends, available opportunities to TRHC, the financial and operating performance of TRHC, the impacts of the COVID-19 pandemic, the plans and objectives of management, TRHC’s strategic initiatives and the anticipated benefits thereof, and TRHC’s expectations for 2022. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” “goals” and similar expressions. These forward-looking statements are based on management’s good-faith expectations, judgements and assumptions as of the date of this press release. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the impacts of the ongoing COVID-19 pandemic; our continuing losses and need to achieve profitability; fluctuations in our financial and operating results; our ability to manage our cash flows; the volatility of our stock price; the extent to which we are successful in gaining new long-term relationships with clients or retaining existing clients; the acceptance and use of our products and services by PACE organizations; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable governmental regulations; our ability to maintain relationships with a specified drug wholesaler; increasing consolidation in the healthcare industry; competition from a variety of companies in the healthcare industry; managing our growth effectively; our ability to adequately protect our intellectual property; macroeconomic conditions, including the impact of inflation, on our business and operations; the sale of the PrescribeWellness business; our ability to execute on our planned divestitures of our SinfoníaRx and DoseMe businesses; risks related to actions of activist stockholders; and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on February 25, 2022, and in subsequent reports filed with or furnished to the SEC, copies of which are available free of charge within the Investor Relations section of the Tabula Rasa HealthCare website http://ir.trhc.com or upon request from our Investor Relations Department. Tabula Rasa HealthCare assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash	$26,522	$9,395
Restricted cash	7,062	6,038
Accounts receivable, net	20,324	21,405
Inventories	5,798	5,444
Prepaid expenses	3,534	3,812
Client claims receivable	14,419	11,257
Other current assets	25,021	18,033
Current assets of discontinued operations	163,624	14,511
Total current assets	266,304	89,895
Property and equipment, net	10,126	11,778
Operating lease right-of-use assets	14,656	16,323
Software development costs, net	31,275	29,254
Goodwill	115,323	115,323
Intangible assets, net	41,970	45,358
Other assets	4,814	3,929
Noncurrent assets of discontinued operations	—	187,558
Total assets	$484,468	$499,418

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Line of credit	$57,200	$—
Current operating lease liabilities	3,038	3,275
Accounts payable	15,802	8,870
Client claims payable	8,751	8,398
Accrued expenses and other liabilities	50,179	40,997
Current liabilities of discontinued operations	19,158	12,380
Total current liabilities	154,128	73,920
Line of credit	—	29,500
Long-term debt, net of discount	231,626	319,299
Long-term debt - related party, net of discount	88,337	—
Noncurrent operating lease liabilities	14,034	15,792
Deferred income tax liability, net	1,034	1,402
Other long-term liabilities	1,992	176
Noncurrent liabilities of discontinued operations	—	3,573
Total liabilities	491,151	443,662

Stockholders' equity (deficit):
Common stock	3	3
Treasury stock	(4,292)	(4,292)
Additional paid-in capital	335,756	320,392
Accumulated deficit	(338,150)	(260,347)
Total stockholders’ equity (deficit)	(6,683)	55,756
Total liabilities and stockholders’ equity (deficit)	$484,468	$499,418

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$55,892	$46,858	$106,865	$88,700
Service revenue	16,705	17,439	32,842	34,375
Total revenue	72,597	64,297	139,707	123,075
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	43,384	35,064	82,936	66,421
Service cost	13,247	12,556	26,416	25,178
Total cost of revenue, exclusive of depreciation and amortization	56,631	47,620	109,352	91,599
Operating expenses:
Research and development	3,243	4,311	7,208	7,370
Sales and marketing	2,172	2,539	4,821	5,506
General and administrative	15,150	16,652	31,028	31,332
Long-lived asset impairment charge	—	—	4,062	—
Depreciation and amortization	5,489	4,980	11,231	9,781
Total operating expenses	26,054	28,482	58,350	53,989
Loss from operations	(10,088)	(11,805)	(27,995)	(22,513)
Interest expense, net	2,444	2,182	4,713	4,729
Loss from continuing operations before income taxes	(12,532)	(13,987)	(32,708)	(27,242)
Income tax expense	159	81	375	202
Net loss from continuing operations	(12,691)	(14,068)	(33,083)	(27,444)
Net loss from discontinued operations, net of tax	(36,919)	(7,013)	(44,720)	(13,129)
Net loss	$(49,610)	$(21,081)	$(77,803)	$(40,573)

Net loss per share:
Net loss per share from continuing operations, basic and diluted	$(0.53)	$(0.60)	$(1.38)	$(1.19)
Net loss per share from discontinued operations, basic and diluted	(1.54)	(0.31)	(1.87)	(0.56)
Total net loss per share, basic and diluted	$(2.07)	$(0.91)	$(3.25)	$(1.75)

Weighted average common shares outstanding, basic and diluted	23,959,726	23,268,131	23,913,050	23,140,043

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(77,803)	$(40,573)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,562	23,244
Amortization of deferred financing costs and debt discount	939	1,172
Deferred taxes	(368)	263
Stock-based compensation	15,301	20,951
Acquisition-related contingent consideration paid	—	(67)
Impairment charges	40,510	—
Other noncash items	(54)	7

Changes in operating assets and liabilities:
Accounts receivable, net	2,979	(2,737)
Inventories	(354)	(605)
Prepaid expenses and other current assets	(7,916)	(3,811)
Client claims receivables	(3,162)	207
Other assets	(769)	(2,546)
Accounts payable	9,295	(926)
Accrued expenses and other liabilities	9,188	7,646
Client claims payables	353	(1,332)
Other long-term liabilities	2,139	7
Net cash provided by operating activities	8,840	900

Cash flows from investing activities:
Purchases of property and equipment	(471)	(970)
Software development costs	(17,870)	(14,011)
Net cash used in investing activities	(18,341)	(14,981)

Cash flows from financing activities:
Proceeds from exercise of stock options	60	3,082
Payments for debt financing costs	(350)	(8)
Borrowings on line of credit	27,700	12,500
Payment of acquisition-related notes payable	—	(13,000)
Payments of acquisition-related contingent consideration	—	(99)
Repayments of long-term debt and finance leases	—	(4)
Net cash provided by financing activities	27,410	2,471

Net increase (decrease) in cash and restricted cash	17,909	(11,610)
Cash and restricted cash, beginning of period	15,706	28,532
Cash and restricted cash, end of period	$33,615	$16,922

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Net Loss to Adjusted EBITDA from Continuing Operations
Net loss	$(49,610)	$(21,081)	$(77,803)	$(40,573)
Add:
Interest expense, net	2,444	2,182	4,713	4,729
Income tax expense	159	81	375	202
Depreciation and amortization	5,489	4,980	11,231	9,781
Impairment charges	—	—	4,062	—
Business optimization expenses	—	—	787	—
Severance costs	—	162	575	162
Executive transition	150	—	150	—
Divestiture-related expense	1,414	—	1,534	—
Acquisition-related expense	—	99	—	217
Stock-based compensation expense	5,092	9,827	12,795	17,199
Loss from discontinued operations	36,919	7,013	44,720	13,129
Adjusted EBITDA from continuing operations	$2,057	$3,263	$3,139	$4,846
Adjusted EBITDA from discontinued operations	1,117	2,700	2,557	4,716
Total Adjusted EBITDA	$3,174	$5,963	$5,696	$9,562

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Net Loss from Discontinued Operations, net of tax to Adjusted EBITDA from Discontinued Operations
Net loss from discontinued operations, net of tax	$(36,919)	$(7,013)	$(44,720)	$(13,129)
Add:
Income tax (benefit) expense	(686)	52	(568)	130
Depreciation and amortization	—	6,639	7,331	13,463
Impairment charges	35,608	—	36,448	—
Settlement	1,448	500	1,448	500
Divestiture-related expense	66	—	112	—
Stock-based compensation expense	1,600	2,522	2,506	3,752
Adjusted EBITDA from discontinued operations	$1,117	$2,700	$2,557	$4,716

Contact:

Investors

Frank Sparacino

fsparacino@trhc.com

T: 312-451-2157

Media

Anthony Mirenda

amirenda@trhc.com

T: 908-380-2143